MERGER AGREEMENT

                           AND PLAN OF REORGANIZATION

                                    PREAMBLE

     This merger agreement and plan of reorganization ("Agreement") is made as of April 17, 1997 between Creative Medical Development, Inc., a Delaware Corporation ("CMD"), OMNI Acquisition, Inc., an Oregon Corporation ("OAI"), and OMNI International Rail Products, Inc., an Oregon Corporation ("OMNI").

                                    RECITALS

     Whereas the respective boards of directors of OMNI, CMD and OAI deem it advisable and in the best interests of OMNI, CMD and OAI and their respective shareholders that OMNI merge with and into OAI pursuant to this Agreement and the applicable provisions of the law of the States of Oregon and Delaware; and

     Whereas the respective boards of directors of OMNI, CMD and OAI, have approved and adopted this Agreement as a plan of reorganization within the provisions of Section 368(a)(1)(A) of the Internal Revenue Code of 1954, as amended.

                                    AGREEMENT

     NOW,  THEREFORE,  in  consideration  of the  foregoing  premises and of the
mutual  agreements,  representations,   warranties,  provisions,  covenants  and
conditions contained in this Agreement, the parties hereby agree as follows:

1        The Merger.

1.1 On the Closing Date, as defined in this Agreement, a merger will take place (the "Merger") whereby OMNI will be merged with and into OAI, and OAI will be the "Surviving Corporation". OAI's corporate name will be changed to OMNI Products, Inc. Otherwise, OAI's existence, and all its purposes, powers, and objectives will continue unaffected and unimpaired by the merger, and as the Surviving Corporation it will be governed by the laws of the State of Oregon and succeed to all of OMNI's rights, assets, liabilities, and obligations in accordance with the Oregon General Corporation Law.


1.2 Consummation of this Merger will be effected as soon as practicable after all the conditions established in this Agreement have been satisfied, but in no event later than April 30, 1997. The closing will be held at 10:00 a.m local time, at the offices of


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OMNI in  Portland,  Oregon,  or at such other time and place as the  parties may agree. The date of closing is called the "Closing Date. The Merger will be deemed to be consummated at 11:59 p.m. Pacific time on the Closing Date (the "Effective Time").

1.3 The articles of incorporation of OAI in effect at the Effective Time of this Merger will become the articles of incorporation of the Surviving Corporation. From and after the Effective Time of this Merger, said articles of incorporation, as they may be amended from time to time as provided by law, will be, and may be separately certified as, the articles of incorporation of the Surviving Corporation.

1.4 The bylaws of OAI in effect at the Effective Time of this Merger will be the bylaws of the Surviving Corporation until they are thereafter duly altered, amended, or repealed.

1.5 At the Effective Time, both the Surviving Corporation and CMD will have the same five directors. Each corporation's five directors will be four of OMNI's current directors, designated by OMNI and John E. Hart. They will hold office as directors of the respective corporations until their successors have been elected and qualified.

1.6 At the Effective Time, the officers of both the Surviving Corporation and CMD will be Michael L. DeBonny, Chairman of the Board of Directors, Chief Executive Officer, President and Treasurer; Ronald G. Nutting, Executive Vice President and Secretary; Bryan L. Holland, Vice President of Operations and Assistant Secretary; Robert Tuzik, Vice President, Sales and Marketing; and Jeff Edwards, Chief Financial Officer. Each will hold office subject to the bylaws and the pleasure of the directors of Surviving Corporation or CMD respectively.

2 Share Exchange/Conversion.

2.1 On the Closing Date:

     2.1.1 All shares of OMNI series A preferred stock and series B preferred stock outstanding immediately prior to the Effective Time shall be deemed to have been converted into OMNI common stock at the conversion ratios applicable thereto, and the Holders (as used in this Agreement, "Holder(s)" means the record owner of the stock or option referred to as of the applicable date, or their successors in interest) of OMNI series A and series B preferred stock shall be deemed to have received additional shares of OMNI common stock as payment for all accrued and unpaid dividends to which such Holders would otherwise then be entitled at a deemed payment rate of $2.50 per share. All of the OMNI common stock deemed to be issued to the Holders of OMNI series A and series B preferred stock pursuant to the preceding sentence, together with all OMNI common stock for which there are outstanding options as of the Effective Time and all shares of OMNI common stock actually issued and


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     outstanding  immediately  prior to the Effective Time (other than shares of
     OMNI stock as to which dissenters' rights of appraisal have been duly sought and not subsequently withdrawn, herein "Dissenter's Shares"), is collectively referred to as the "Total OMNI Common Shares," for all purposes of effecting the Merger and exchange procedure contemplated by this Agreement.

     2.1.2 Subject to subsection 2.1.6 below, CMD shall issue to each Holder of OMNI common stock and each Holder of OMNI series A preferred stock and series B preferred stock who holds shares of OMNI stock immediately before the Effective Time (other than Holders of Dissenter's Shares), that number of shares of CMD common stock such that each share of OMNI common stock issued and outstanding and each share that would be outstanding had each share of OMNI preferred stock been converted to OMNI common stock immediately prior to the Effective Time on the basis described in Subsection 2.1.1 above (other than Dissenter's Shares) is exchanged for the number of shares of CMD common stock equal to the quotient obtained by dividing X by the number of Total OMNI Common Shares, where X equals the total number of shares of CMD common stock outstanding immediately prior to the Effective Time together with the total number of CMD common stock shares for which warrants or options exercisable at a price of $1.00 or less are in effect at the Effective Time, multiplied by 2. The total amount of CMD common stock shares issued to Holders of OMNI common and preferred stock pursuant to this subsection is hereinafter referred to as the "New CMD Common Stock." In calculating the number of shares of New CMD Common Stock to be issued to each OMNI shareholder, fractions shall be rounded to the nearest whole number. No fractional shares shall be issued.

     2.1.3 In addition to the issuance of CMD common stock referenced in the immediately preceding subsection, and subject to subsection 2.1.6 below, CMD shall also issue to each Holder of OMNI common stock and preferred stock (other than Holders of Dissenter's Shares), that number of shares of CMD series B preferred stock such that each share of OMNI common stock issued and outstanding and each share that would be outstanding had each share of OMNI preferred stock been converted to OMNI common stock immediately prior to the Effective Time on the basis described in Subsection 2.1.1 above (other than Dissenter's Shares) is exchanged for the number of shares of CMD series B preferred stock equal to the quotient obtained by dividing Y by the Total OMNI Common Stock shares where Y equals the total number of CMD series B preferred stock shares outstanding immediately prior to the Effective Time multiplied by 2. The total amount of CMD series B preferred stock shares issued to Holders of OMNI common stock and preferred stock pursuant to this subsection shall be herein referred to as the "New CMD Preferred Stock." In calculating the number of shares of New CMD Preferred


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     Stock to be issued to each OMNI shareholder,  fractions shall be rounded to the nearest whole number. No fractional shares shall be issued.

     2.1.4 Subject to subsection 2.1.6 below, CMD will deliver to each Holder of a valid OMNI stock option or options a valid and enforceable substitute stock option or options to purchase such number of CMD common and preferred shares as the Holder of the OMNI option or options would have received had the option or options been exercised in full immediately prior to the Effective Time ("Substitute Option"). Each Substitute Option will contain the same basic terms and conditions and have comparable tax attributes as the OMNI option for which it is substituted. In addition, each Substitute Option will contain restrictions requiring that (a) ten percent (10%) of any shares to be issued on exercise of the Substitute Option prior to the Settlement Date, as defined in Section 5.3, be delivered to the Escrow Agent, as provided in Section 2.1.6, as Escrow Shares; and (b) as of the Settlement Date, ten percent (10%) of the shares issuable pursuant to each unexercised Substitute Option will be subject to adjustment pursuant to
     Section 5.3.3. The purchase price per share of CMD stock under each Substitute Option shall be determined by dividing the aggregate purchase price of all un-purchased shares of OMNI common stock under the OMNI option by the number of whole shares of CMD common stock covered by the Substitute Option and, if necessary, shall be rounded to the next highest cent. No fractional shares of CMD stock shall be covered by such Substitute Options and any such fractions shall be eliminated in calculating the number of shares of CMD stock covered by each Substitute Option.

     2.1.5 The CMD series B preferred stock will be convertible to a like number of shares of common stock if the company reports gross annual revenues of $20,000,000 or annual pre-tax earnings of $1,500,000 during either of the fiscal years ending April 30, 1998 or 1999. Each share of series B preferred stock votes the equivalent of one share of common stock, but carries no dividend rights or liquidation preferences. If conversion standards have not been met, the series B preferred stock shall be canceled by CMD upon the issuance of the audit of CMD's fiscal year end April 30, 1999 financial statements.

     2.1.6 Ten percent (10%) of the shares of the New CMD Common Stock and New CMD Preferred Stock shall be delivered to the Escrow Agent, as defined in the escrow agreement attached hereto as Appendix A (the "Escrow Shares"), and held in escrow pursuant to the terms of the escrow agreement. The Escrow Shares will be released or canceled as provided in Section 5.3 hereof. The balance of the shares of the New CMD Common Stock and the New CMD Preferred Stock shall be delivered to the Holders of OMNI stock pursuant to subsections 2.1.2 and 2.1.3 above.



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     2.1.7 Ron Gangemi  will  exchange  all of his CMD series A preferred  stock
     (750,000 shares) for 250,000 shares of CMD series B preferred stock with the rights described in Section 2.1.5.

     2.1.8 John Hart will exchange all of his CMD series A preferred stock (60,000 shares) for 20,000 shares of CMD series B preferred stock with the rights described in Section 2.1.5.

     2.1.9 Immediately after the exchange, each share of OMNI's common and preferred stock, no par value, issued and outstanding at the Effective Time, and all shares of CMD series A preferred stock will be canceled.

     2.1.10 The stock transfer books of OMNI will be closed, and thereafter no transfers of shares of OMNI common stock will be made or consummated.

     2.1.11 OMNI will have previously caused its wholly owned subsidiary OMNI Products, Inc. to be merged into OMNI.

2.2 Exchange Procedure. Before the Closing Date, OMNI will designate an exchange agent (the "Exchange Agent").

     2.2.1 Promptly after the Effective Time, the Surviving Corporation will cause the Exchange Agent to mail a form letter of transmittal to each person who is shown as a Holder of OMNI stock or options as of the Effective Time. The letter of transmittal will be substantially in the form of Appendix B to this Agreement.

     2.2.2 Upon delivery and surrender to the Exchange Agent of the Holder's executed letter of transmittal and the option and/or certificates evidencing ownership of OMNI stock, the Holder will be entitled to receive in exchange for each share of OMNI stock described in Section 2.1.1 the number of shares of New CMD Common Stock and New CMD Preferred Stock equal to the number of shares calculated pursuant to Sections 2.1.2 and 2.1.3 or a Substitute Option pursuant to Section 2.1.4. Until so surrendered, each such outstanding certificate which prior to the Effective Time represented shares of OMNI shall be deemed for all corporate purposes to evidence ownership of the number of shares of New CMD Common Stock and New CMD Preferred Stock into which such shares have been converted and the Holders shall, subject to this Agreement, enjoy all of the rights and privileges of Holders of CMD stock, including, without limitation, voting rights, and each such option shall be deemed to be a Substitute Option pursuant to
     Section 2.1.4. However, no dividends or distributions will be paid to persons entitled to receive certificates for New CMD Common Stock and New CMD Preferred Stock until they have surrendered their certificates which prior to the Effective Time represented


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     OMNI stock and no option may be  exercised  until the OMNI stock option has been surrendered and the shares of New CMD Common Stock and New CMD Preferred Stock or Substitute Options have been delivered to the Holder.

     2.2.3 The Exchange Agent shall not be liable to Holders of OMNI or CMD stock for any actions taken by the Exchange Agent contemplated by and consistent with this Agreement.

     3 CMD Valuation and Adjustments

3.1 Valuation. For purposes of this transaction, the assumed value of CMD is $2,000,000 (the "Assumed CMD Value"). That valuation is subject to adjustment as of April 30, 1998 (the "Adjustment Date") as provided in Section 3.2, 3.3, 3.4, and 3.5. The period from the Effective Time through the Adjustment Date is the "Adjustment Period".

3.2 Available cash adjustment. If the funds available at the Effective Time and from the sale of Gish Stock, as defined in Section 8.1, are not $1,250,000, there shall be an adjustment of the Assumed CMD Value.

     3.2.1 Effective Time Cash. The amount of CMD's available cash at the Effective Time (the "Effective Time Cash") shall be the amount equal to:
     (a) CMD's actual cash on hand at the Effective Time, plus (b) accounts receivable at the Effective Time actually collected between the Effective Time and the Adjustment Date, less (c) all accounts payable and liabilities of CMD at the Effective Time, including, but not limited to, expenses incurred in connection with the transaction through the Effective Time for attorneys, accountants, investment bankers, etc. All of CMD's indebtedness secured by its real estate, including the real estate loan and any liabilities, such as real estate taxes, maintenance, and utilities associated with the real estate operation which are accounted for in the real estate adjustment calculation in accordance with Section 3.3, are excluded from the definition of Effective Time Cash.

     3.2.2 Gish Proceeds. "Gish Proceeds" means the net proceeds of all sales of CMD's Gish Stock during the Adjustment Period (regardless of the trade settlement date). Net proceeds will be the total of the net amount of cash received or credited for each sale transaction, plus any dividends or distributions received, less the total of any margin interest charges, margin account fees or other charges related to the borrowing of funds through a securities broker account secured by the Gish Stock.

     3.2.3 Available cash adjustment. Any Gish stock held by CMD or its authorized securities broker, but not including Gish Stock held by Gish or held by any third party for the benefit of CMD, on the Adjustment Date will be


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     valued at current  market value  (average of the highest bid price for each of the ten trading days prior to the Adjustment Date). If the sum of that value plus the Effective Time Cash, plus the Gish Proceeds, less expenses incurred for any securities registrations pursuant to registration demands by any holders of CMD common or preferred stock or other individuals holding rights to acquire such CMD common or preferred stock ("Available Cash") is not $1,250,000, a CMD valuation adjustment calculation shall be made. The amount of the adjustment ("Available Cash Adjustment") shall be the mathematical difference between $1,250,000 and the Available Cash. The parties agree that "Available Cash" shall not include any proceeds from the exercise of warrants or options for CMD common or preferred stock shares.

3.3 Real estate adjustment. CMD owns a 99% interest in LBI, a California general partnership which owns commercial real estate located at 870 Gold Flat Road, Nevada City, California (the "CMD Real Estate"). This Section 3.3 applies only to the operation and sale of the CMD Real Estate during the Adjustment Period.

     3.3.1 Real estate sale. If there is a sale of the CMD Real Estate which closes during the Adjustment Period or which is made pursuant to a real estate sale contract with a party that has made a bona fide offer prior to the Adjustment Date and closes within ninety days following the Adjustment Date ("Real Estate Sale"), the net proceeds will be calculated ("Real Estate Sale Proceeds"). Real Estate Sale Proceeds will be the actual cash received from escrow plus any amounts paid through escrow for liens or encumbrances arising after the Effective Time which are either unrelated to operation of the CMD Real Estate or accounted for in the real estate operations accounting; less the total of any payments outside of escrow of costs or expenses of sale or CMD Real Estate liabilities, including, without limitation, payment in satisfaction of liens or encumbrances, incurred prior to the Effective Time that are not accounted for in the real estate operations accounting.

     3.3.2 Real estate  retained.  If there is no Real Estate  Sale,  the Merger
     Investment Committee, described in Section 20, below, shall attempt to agree on the "Estimated Real Estate Sale Proceeds" as of the Adjustment Date which shall be based on the market value of the property as of the Adjustment Date, less any liens or encumbrances arising before the Effective Time, the expenses that would customarily be incurred in a commercially reasonable sale as of the Adjustment Date, and liabilities incurred prior to the Effective Time that are not accounted for in the real estate operations accounting. If the Merger Investment Committee does not agree on the Estimated Real Estate Sale Proceeds within 30 days of the Adjustment Date, the Board of Directors of CMD, as then constituted, shall select a licensed commercial real estate appraiser to determine the fair market value of the CMD Real Estate as of the


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     Adjustment  Date and the expenses that would  customarily  be incurred in a commercially reasonable sale of the CMD Real Estate. The appraisal shall be completed within sixty days of the Adjustment Date and shall be binding on the parties.

     3.3.3 Real estate operations. The operations of the real estate during the Adjustment Period or from the Effective Time until the closing of a Real Estate Sale ("Sale Date") shall be accounted for as a separate profit center to determine the actual cash flow associated with the operation ("Real Estate Operations Results"). Any disputes concerning the accounting for Real Estate Operations Results shall be resolved by the Surviving Corporation's independent auditors and their determination shall be binding on the parties for purposes of this Agreement. Real Estate Operations Results shall be calculated for the period beginning the Effective Time and ending the earlier of the Sale Date or the Adjustment Date. Solely for the purpose of determining Real Estate Operations Results, rents, real estate taxes, insurance, utilities and other operating expenses will be prorated as of the beginning and ending of the period. The Real Estate Operations Results will be calculated based on actual operating income and expenses accounted for on an accrual basis including an imputed interest expense equal to 10% per annum on $250,000 from the beginning to the ending of the period and excluding depreciation or amortization related to the CMD Real Estate and any income tax consequences of the operation or sale of the CMD Real Estate.

     3.3.4 Adjustment Calculation. If there has been a Real Estate Sale, the Real Estate Sale Proceeds shall be added to the Real Estate Operations Results to determine the net value of the CMD Real Estate. If that amount is not $250,000, a CMD valuation adjustment calculation shall be made. The amount of the adjustment shall be the mathematical difference between $250,000 and the actual Real Estate Sale Proceeds. If there has not been a Real Estate Sale, the Estimated Real Estate Sale Proceeds shall be added to the Real Estate Operations Results to determine the estimated net proceeds from real estate. If that amount is less than $250,000, a CMD valuation adjustment calculation shall be made. The amount of the adjustment shall be the mathematical difference between $250,000 and the Estimated Real Estate Proceeds. Either adjustment calculation will be the "Real Estate Proceeds Adjustment".

3.4 Indemnity liability adjustment. The indemnity liability adjustment amount is the amount of any CMD indemnity liability calculated in accordance with Sections 16 and 17.

3.5 Adjustment. All valuation adjustments calculated in accordance with Sections
3.2 through 3.4 shall be added together and the total shall be the CMD Net Valuation


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Adjustment.  If the CMD Net  Valuation  Adjustment  is more than  $100,000,  the
Assumed CMD Value shall be adjusted by either adding (if actual was greater than assumed) or subtracting (if actual was less than assumed) the CMD Net Valuation Adjustment. The result is the "Revised CMD Valuation".

4 OMNI Valuation and Adjustments

4.1 Valuation. For purposes of this transaction, the assumed value of OMNI is $4,000,000 (the "Assumed OMNI Value"). That valuation is subject to adjustment as of the Adjustment Date as provided in Section 4.2.

4.2 OMNI valuation adjustment. If there is an amount of indemnity liability calculated in accordance with Sections 15 and 17 which is more than $100,000, the Assumed OMNI Value shall be adjusted by subtracting the amount of the indemnity liability. The result is the "Revised OMNI Valuation".

5 Calculation of Exchange Factors

5.1 Initial Ownership Ratio. The Initial Ownership Ratio equals the Assumed OMNI Value as set forth in Section 4 hereof divided by the Assumed CMD Value as set forth in Section 3 hereof. The Initial Ownership Ratio is 2.

5.2 Final Ownership Ratio. The Final Ownership Ratio shall be equal to the Assumed OMNI Value, or, if such adjustment is required, the Revised OMNI Valuation, divided by the Assumed CMD Value, or, if such adjustment is required, the Revised CMD Valuation.

5.3 Settlement of Escrowed Shares and Substitute Options. On July 31, 1998 (the "Settlement Date"), or as soon thereafter as practicable, subject to the provisions of Section 17, based upon the Final Ownership Ratio, the Substitute Options will be adjusted and the Escrow Shares will be released to the Holders of New CMD Common Stock and New CMD Preferred Stock or surrendered for cancellation and any additional shares and Substitute Options required to be issued shall be issued.

     5.3.1 If the Final Ownership Ratio is 2, the Escrow Agent shall release all Escrow Shares to the Holders of New CMD Common Stock and New CMD Preferred Stock who would have received them if there had been no escrow and there shall be no adjustment to the Substitute Options.

     5.3.2 If the Final Ownership Ratio is greater than 2, the Escrow Agent shall release all Escrow Shares to the Holders of New CMD Common Stock and New CMD Preferred Stock who would have received them if there had been no escrow and there shall be no adjustment to the Substitute Options. In addition, CMD shall issue such additional CMD common stock shares, CMD series B


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     preferred stock shares and CMD Substitute Options to the Holders of New CMD
     Common  Stock,  New  CMD  Preferred  Stock  and  CMD  Substitute   Options,
     respectively,   on  a  pro  rata  basis  ("Additional  CMD  Common  Stock,"
     "Additional CMD Preferred Stock" and "Additional Substitute Options"), such that (a) the total number of all New CMD Common Stock shares issued and Additional CMD Common Stock shares issued, Substitute Options for common stock shares and Additional Substitute Options for common stock shares divided by the total number of CMD common stock shares outstanding immediately prior to the Effective Time together with the total number of CMD common stock shares for which warrants or options exercisable at a price of $1.00 or less were in effect at the Effective Time, equals the Final Ownership Ratio and (b) the total number of all New CMD Preferred Stock shares issued and Additional CMD Preferred Stock shares issued and Substitute Options and Additional Substitute Options for preferred stock shares divided by the total number of CMD series B preferred stock shares held by Ronald J. Gangemi and John E. Hart at the Effective Time equals the Final Ownership Ratio.

     5.3.3 If the Final Ownership Ratio is less than 2, the Escrow Agent shall surrender for cancellation and CMD shall cancel the number of Escrow Shares calculated in accordance with this Section. The Escrow Agent shall release all remaining Escrow Shares to the Holders of the New CMD Common Stock and New CMD Preferred Stock, respectively, on a pro rata basis ("Released CMD Common Stock" and "Released CMD Preferred Stock"). In addition, the Substitute Options shall be automatically adjusted in accordance with their terms. The Escrow Shares to be canceled and the adjustment to the Substitute Options shall be the number such that (a) the total number of all New CMD Common Stock shares issued (except for those canceled or to be canceled pursuant to this Section) and adjusted CMD Substitute Options for common stock shares divided by the total number of CMD common stock shares outstanding immediately prior to the Effective Time together with the total number of CMD common stock shares for which warrants or options exercisable at a price of $1.00 or less were in effect at the Effective Time, equals the Final Ownership Ratio and (b) the total number of all New CMD Preferred Stock shares issued (except for those canceled or to be canceled pursuant to this Section) and adjusted CMD Substitute Options for preferred stock shares divided by the total number of CMD series B preferred stock shares held by Ronald J. Gangemi and John E. Hart at the Effective Time equals the Final Ownership Ratio.

     5.3.4 If at any time prior to the Settlement Date, CMD should split or combine any shares of its common stock or preferred stock, or pay a stock dividend or other stock distribution in common stock or preferred stock, or otherwise change their common or preferred stock into any other securities, or make any other dividend or distribution on their common or preferred stock, then the number of shares in the exchange of OMNI stock for CMD stock, the issuance of CMD stock and possible cancellation of CMD stock pursuant to this Agreement will be appropriately adjusted to reflect such split, combination, dividend or other distribution or change.

6 OMNI'S Representations and Warranties

     Except as disclosed in the OMNI Disclosure  Schedule (as defined in Section
11) delivered concurrently herewith, OMNI hereby represents and warrants to CMD and OAI, as of the date hereof, as follows:

6.1 "OMNI's Knowledge" as used herein means the actual knowledge of OMNI's current executive officers Michael L. DeBonny, Ronald G. Nutting, Bryan L. Holland, Jeff Edwards and Robert Tuzik, without any inquiry.

6.2 Organization and Good Standing. OMNI, and its subsidiary, OMNI Products, Inc. ("OMNI PRODUCTS") are each duly organized, validly existing, and in good standing under the laws of Oregon, and have the corporate power to own all of their properties and assets and to carry on their business as it is now being conducted. OMNI, and OMNI PRODUCTS, are each duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified will not have an effect on the business, properties, assets, condition (financial or otherwise), liabilities, operations or prospects of OMNI taken as a whole in an amount in excess of $50,000 (a "Material Adverse Effect"). Section 6.2 of the OMNI Disclosure Schedule sets forth a true, correct and complete list of the jurisdictions in which OMNI or OMNI PRODUCTS, is qualified or authorized to do business as a foreign corporation.

6.3 Authority and Binding Effect.

     6.3.1 OMNI has the corporate power to execute and deliver this Agreement and, subject to the approval of the Merger by its shareholders, to carry out its obligations hereunder.

     6.3.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by OMNI's Board of Directors. Except for the approval of the shareholders described in Section 19.2, no other corporate proceedings on the part of OMNI are necessary to authorize this Agreement and the transactions contemplated hereby.

     6.3.3 At their execution, this Agreement, subject to shareholder approval, and each of the other agreements, documents, instruments or certificates contemplated by this Agreement or to be executed by OMNI in connection with the consummation of this Agreement ("OMNI Documents") will be duly authorized, executed and delivered by OMNI and (assuming the due authorization, execution and delivery by the other parties) this Agreement constitutes, and the OMNI Documents when so delivered will constitute legal, valid and binding obligations of OMNI, enforceable against OMNI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

6.4 Capital Structure. OMNI's authorized capital stock consists of 10,000,000 shares of common stock, without par value, of which 779,487 shares are issued and outstanding; 650,000 shares of series A preferred stock, without par value, of which 550,000 shares are issued and outstanding; and, 200,000 shares of series B preferred stock, without par value, of which 100,000 shares are issued and outstanding. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which OMNI's shareholders may vote issued or outstanding. There are no outstanding subscriptions, options, calls or other rights, warrants, convertible securities, or other agreements or commitments obligating OMNI to issue or to transfer from treasury any additional shares of its capital stock of any class other than options to acquire 190,000 shares of OMNI common stock granted, and such additional options which may be granted prior to the Effective Time, pursuant to OMNI's stock option plan. The options are more particularly described in Section 6.4 of the OMNI Disclosure Schedule. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to OMNI.

6.5 OMNI Subsidiary. OMNI PRODUCTS is OMNI's only subsidiary. OMNI PRODUCTS's authorized capital stock consists of 20,000,000 shares of common stock, without par value, of which 1,197,368 shares are issued and outstanding. OMNI owns all the outstanding shares of capital stock of OMNI PRODUCTS and, except for the securities listed in Section 6.5 of the OMNI Disclosure Schedule neither OMNI nor OMNI PRODUCTS has any outstanding investment in or advance of cash to any company other than OMNI or OMNI PRODUCTS. As of the Effective Time, there will be no outstanding rights or options to acquire, or any outstanding securities convertible into, stock of any class of OMNI PRODUCTS.

6.6 Financial Statements.

     6.6.1 OMNI has previously furnished to CMD true and correct copies of (a) its audited consolidated balance sheets as of April 30, 1995 and 1996, (b) the related audited consolidated statements of income, shareholders' equity and cash flow for the two years ending April 30, 1995 and 1996 (including all audit opinions and all notes accompanying such statements), (c) its unaudited consolidated balance sheets as of September 30, October 31, November 30, and December 31, 1996 and January 31, 1997, and (d) the unaudited related consolidated statements of income, shareholders' equity and cash flow for each of the monthly and fiscal year to date periods ending on those dates. All of the balance sheets and statements described in (a) through (d) are referred to collectively in this Agreement as the OMNI Financial Statements.

     6.6.2 The OMNI Financial Statements are in accordance with the books and records of OMNI and fairly present, in all material respects, the financial position, results of operations and cash flows of OMNI as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied, except (a) as otherwise indicated in such OMNI Financial Statements and, (b) in the case of unaudited OMNI Financial Statements, subject to normal year-end adjustments, the absence of footnotes and other disclosures associated with an audited report. The audited OMNI Financial Statements provide fully for all material fixed and non-contingent liabilities of OMNI and disclose or provide fully for all material contingent liabilities of a type required to be disclosed or provided for in financial statements in accordance with GAAP.

     6.6.3 To OMNI's Knowledge, OMNI does not have any liabilities or obligations (absolute, accrued, contingent or otherwise), which are material to OMNI and which are not disclosed or provided for in the OMNI Financial Statements, other than liabilities and obligations incurred between January 31, 1997 and the date hereof in the ordinary course of business of OMNI consistent with past practice and except as otherwise disclosed in this Agreement and Section 6.6.3 of the OMNI Disclosure Schedule. To OMNI's Knowledge, there is no basis for any such liability against OMNI, whether absolute, accrued, contingent or otherwise, which is or would have a Material Adverse Effect, not reflected in the OMNI Financial Statements.

6.7 Title to Assets. Except for the lien for any current taxes or assessments not yet delinquent, OMNI owns free and clear of any liens, claims, charges, options, or encumbrances ("Liens") all the property reflected on its books at January 31, 1997 and all property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of OMNI or with CMD 's written consent. For purposes of this Section, a disposition of any single asset (other than inventories) carried on the books of OMNI at more than $50,000 will be considered to be a disposition not in the ordinary course of business.

6.8 Real Estate.

     6.8.1 Section 6.8 of the OMNI Disclosure Schedule contains a true, complete and correct list of OMNI's real estate interests ("OMNI Real Property"). As applicable (a) OMNI or OMNI PRODUCTS has title to the OMNI Real Property currently owned by it, (b) OMNI or OMNI PRODUCTS enjoys peaceful and undisturbed possession of the OMNI Real Property currently leased by it,
     (c) the interests of OMNI or OMNI PRODUCTS in the OMNI Real Property are not subject to any commitment for sale or use by any person other than OMNI or OMNI PRODUCTS, (d) the interests of OMNI or OMNI PRODUCTS in the OMNI Real Property are not subject to any Liens which in any material respect interfere with or impair the value, transferability or present and continued use thereof in the usual and normal conduct of OMNI or OMNI PRODUCTS business, (e) to the Knowledge of OMNI and OMNI PRODUCTS, their use of the OMNI Real Property is in compliance in all material respects with all applicable zoning laws, and (f) to the Knowledge of OMNI and OMNI PRODUCTS, the real property owned by OMNI or OMNI PRODUCTS, and each user of such owned real property, is in compliance in all material respects with all applicable building codes and other laws (other than zoning laws).

     6.8.2 There are no condemnation or eminent domain proceedings pending or, to the Knowledge of OMNI or OMNI PRODUCTS, contemplated or threatened, against the real property owned by OMNI or OMNI PRODUCTS or any part thereof, and OMNI and OMNI PRODUCTS have no Knowledge of any intention of any governmental authority to take or use the real property owned by OMNI or OMNI PRODUCTS or any part thereof. There are no existing or, to OMNI or OMNI PRODUCTS Knowledge, contemplated or threatened, general or special assessments affecting OMNI or OMNI PRODUCTS' interests in the real property owned by OMNI or OMNI PRODUCTS or any portion thereof. Neither OMNI nor OMNI PRODUCTS has received notice of any pending or threatened proceeding before any governmental authority which relates to the ownership, maintenance, use or operation of OMNI or OMNI PRODUCTS interest in the OMNI Real Property, nor do OMNI or OMNI PRODUCTS have Knowledge of any fact which might give rise to any such proceeding.

     6.8.3 The buildings and improvements on the real property owned by OMNI or OMNI PRODUCTS (including without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair.

     6.8.4 To the Knowledge of OMNI or OMNI PRODUCTS, the buildings, structures and improvements on each parcel of the real property owned by OMNI or OMNI PRODUCTS lie entirely within the boundaries of such real property owned by OMNI or OMNI PRODUCTS as specified in the applicable legal description set forth in Section 6.8.1 of the OMNI Disclosure Schedule, and no structures of any kind encroach on such real property owned by OMNI or OMNI PRODUCTS.

     6.8.5 To the Knowledge of OMNI or OMNI PRODUCTS, each parcel of the real property owned by OMNI or OMNI PRODUCTS has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines.

6.9 Inventory. The inventories of OMNI and OMNI PRODUCTS reflected on the January 31, 1997 balance sheet, as well as all inventory items acquired since that balance sheet date that are now the property of OMNI or OMNI PRODUCTS, consist of raw materials, supplies, work in process, and finished goods, of such quality and in such quantities as are being used and will be usable or are being sold and will be salable in the ordinary course of the business of OMNI and OMNI PRODUCTS. These inventories exclude scrap, slow-moving items, and obsolete items, and are valued at the lower of cost or market value, determined in accordance with generally accepted accounting principles consistently applied. Since January 31, 1997, OMNI and OMNI PRODUCTS have continued to replenish these inventories in a normal and customary manner consistent with prudent practice prevailing in the business.

6.10 Accounts Receivable. Section 6.10 of the OMNI Disclosure Schedule contains a complete and accurate schedule of the accounts receivable of OMNI and OMNI PRODUCTS as of January 31, 1997, as reflected in the consolidated balance sheet on that date, together with an accurate aging of those accounts. Those accounts receivable, and all accounts receivable of OMNI and OMNI PRODUCTS created after that date, arose from valid sales in the ordinary course of business.

6.11 Intellectual Property. Section 6.11 of the OMNI Disclosure Schedule contains a complete and accurate schedule of the intellectual property of OMNI and OMNI PRODUCTS as of the date of this Agreement. OMNI and OMNI PRODUCTS own, or hold adequate licenses or other rights to use, all intellectual property necessary for their respective businesses as now conducted by them and that use does not, and will not, conflict with, infringe on, or otherwise violate any rights of others.

6.12 Taxes.

     6.12.1 OMNI and OMNI Products have duly filed all tax returns required to be filed since OMNI's and OMNI Products' date of incorporation with any governmental authority and all such tax returns were correct and complete in all material respects.

     6.12.2 OMNI and OMNI Products have paid in full all taxes required to be paid by OMNI and OMNI Products for periods occurring since OMNI's and OMNI Products' date of incorporation and no deficiencies, to the Knowledge of OMNI and OMNI Products, will be assessed with respect thereto for any such period (through January 31, 1997).

     6.12.3 All taxes which OMNI and OMNI Products have been required to collect or withhold since OMNI's and OMNI Products' dates of incorporation have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper governmental authority.

     6.12.4 The tax returns of OMNI and OMNI Products have not been examined by any governmental authority for any period since OMNI's and OMNI Products' date of incorporation, there are no audits known by OMNI and OMNI Products to be pending of OMNI's and OMNI Products' tax returns, and there are no claims which have been or, to OMNI's and OMNI Products' Knowledge, or may be asserted relating to OMNI's and OMNI Products' tax returns filed for any year since OMNI's and OMNI Products' date of incorporation.

     6.12.5 OMNI and OMNI Products are not a party to any tax-sharing agreement or similar arrangement with any other party.

     6.12.6 There are no federal, state, local or foreign tax liens upon any of the properties or assets of OMNI or OMNI Products and there are no unpaid taxes which are or could become a lien on the properties or assets of OMNI and OMNI Products, except for current taxes not yet due and payable.

     6.12.7 There have been no waivers of statutes of limitations by OMNI or OMNI Products with respect to any governmental authority responsible for assessing or collecting taxes.

     6.12.8 Correct and complete copies of all tax returns of OMNI and OMNI Products since OMNI's and OMNI Products' date of incorporation requested by CMD or any authorized representative have been, or will be, provided to CMD.

     6.12.9 OMNI and OMNI Products have not agreed or been required to make any adjustment under Section 481(a) of the Code by reason of a change in accounting method or otherwise, except for adjustments under Section 481(a) which have been fully recognized on or before the Closing Date.

     6.12.10 For the purpose of this Agreement, any income, excise, franchise, sales, use, transfer, payroll, personal property, real property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, of any governmental authority, is referred to as a "tax." For purposes of this Agreement, "tax return" refers to any type of return or report required to be filed as a result of any tax and any return or informational report required to be filed under the Internal Revenue Code including, but not limited to, IRS forms 941, 1099 and 5500.

6.13 Certain Transactions. No officer, director, or shareholder of OMNI or OMNI PRODUCTS has any interest in any property, real or personal, tangible or intangible, including patents, copyrights, trademarks, or trade names, used in or pertaining to the business of OMNI or OMNI PRODUCTS.

6.14 Product Recalls. Section 6.14 of the OMNI Disclosure Schedule sets forth a true and complete list of (a) all products manufactured, marketed or sold by OMNI or OMNI PRODUCTS that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three (3) years (for purposes of this Section, a product shall have been recalled or withdrawn if all or a significant number of products in a product line were recalled or withdrawn) and (b) to the Knowledge of OMNI or OMNI PRODUCTS, all proceedings (whether completed or pending) at any time during the past three (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by OMNI or OMNI PRODUCTS.

6.15 Absence of Changes. Since January 31, 1997 there has not been:

     6.15.1 Any change in the business, results of operations, assets, financial condition, or manner of conducting the business, or any disposition of assets of OMNI or OMNI PRODUCTS other than changes or dispositions in the ordinary course of business, none of which has had a Material Adverse Effect on the business, results of operations, assets, financial condition, or prospects of OMNI or OMNI PRODUCTS;

     6.15.2 Any damage, destruction, or loss (whether or not covered by insurance) having a Material Adverse Effect on any aspect of the business or operations of OMNI or OMNI PRODUCTS;

     6.15.3 Any direct or indirect redemption or other acquisition by OMNI of any of OMNI's shares of capital stock of any class, or any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) of OMNI's capital stock of any class;

     6.15.4 Any increase in the compensation payable or granting of bonuses payable or to become payable by OMNI or OMNI PRODUCTS to any officer or employee whose 1996 calendar-year compensation (salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with the past practices of OMNI or OMNI PRODUCTS or pursuant to the terms and provisions of the employee contracts and not exceeding, for any such officer or employee, ten percent (10%) of such officer's or employee's 1996 calendar-year compensation;

     6.15.5 Any employment, bonus, or deferred compensation agreement entered into between OMNI or OMNI PRODUCTS and any of its directors, officers, or other employees or consultants;

     6.15.6 Any option to purchase, or other right to acquire, stock of any class of OMNI or OMNI PRODUCTS granted by OMNI or OMNI PRODUCTS to any person;

     6.15.7 Any labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving any employee of OMNI or OMNI PRODUCTS;

     6.15.8 Any issuance of capital stock of any class by OMNI or OMNI PRODUCTS;

     6.15.9 Any indebtedness incurred by OMNI or OMNI PRODUCTS for borrowed money or any commitment to borrow money entered into by OMNI or any guaranty given by OMNI; or

     6.15.10 Any amendment to OMNI's articles of incorporation or bylaws.

6.16     Material Contracts. Other than those contracts and agreements listed in
Section 6.16 of the OMNI Disclosure Schedule or in this Agreement, OMNI and OMNI PRODUCTS are not parties to any material contracts or agreements.

6.17     Compliance with Permits, Applicable Laws and Agreements.

     6.17.1 Except to the extent there would not be a Material Adverse Effect, OMNI and OMNI PRODUCTS have obtained all necessary permits, licenses, franchises, and other authorizations required for the conduct of their business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. Neither OMNI nor OMNI PRODUCTS has engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of this Merger to permit Surviving Corporation to continue OMNI's business as presently conducted.

     6.17.2 To OMNI's Knowledge, the business of OMNI and OMNI PRODUCTS has been and is being conducted in compliance with all laws, ordinances and regulations of all governmental authorities, except for possible violations which individually or in the aggregate do not and would not have a Material Adverse Effect.

     6.17.3 To OMNI's Knowledge there is no default (and no existing circumstance which, with notice or lapse of time, or both would constitute a default) under any agreement or instrument to which OMNI or OMNI PRODUCTS is a party, whether or not such default has been waived, except for any such default which, alone or in the aggregate with other such defaults, would not have a Material Adverse Effect.

     6.17.4 To OMNI's Knowledge, no consent of any third party is necessary or required for the consummation of the Merger or any action contemplated by this Agreement.

     6.17.5 Notwithstanding any provisions in this Agreement to the contrary, OMNI has complied with all applicable securities laws in connection with the transaction contemplated by this Agreement.

6.18 Absence of Certain Payments. To the Knowledge of OMNI, neither OMNI nor OMNI PRODUCTS nor any of their employees or other persons acting on behalf of any of them, or any affiliate of any of the foregoing, have with respect to the business of OMNI or OMNI PRODUCTS (a) engaged in any activity, prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or order of any governmental authority or (b) without limiting the generality of the preceding clause (c), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any governmental authority. To the Knowledge of OMNI, neither OMNI nor OMNI PRODUCTS nor any of their shareholders, employees or other persons acting on behalf of any of them, or any affiliate of any of the foregoing, has accepted or received any unlawful contributions, payments, gifts or expenditures.

6.19 Litigation and Proceedings. To OMNI and OMNI PRODUCTS Knowledge, there is no action, suit, proceeding or investigation pending or threatened to which OMNI or OMNI PRODUCTS is a party which, either alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor is OMNI or OMNI PRODUCTS a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other person, having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any Material Adverse Effect.


6.20 Insurance.

     6.20.1 During each of the past three fiscal years, OMNI and OMNI PRODUCTS have been insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

     6.20.2 Neither OMNI nor OMNI PRODUCTS has experienced claims in excess of current insurance coverage, and the insurance will be kept in full force and effect through the Effective Time. Under the terms of the OMNI and OMNI PRODUCTS insurance coverage, no carrier is allowed to impose retrospective premiums or other charges. To OMNI's Knowledge, there will be no retrospective insurance premiums or charges on or with respect to any of the insurance for any period or occurrence through the date of this Agreement.


6.21 Labor and Employment Matters.

     6.21.1 Section 6.21.1 of the OMNI Disclosure Schedule sets forth a true and complete list of all the following: (a) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each an "Employee Plan"), and (b) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred compensation, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any current or former officers, directors, employees, agents, or independent contractors of OMNI or OMNI PRODUCTS ("Employees") or any beneficiaries or dependents of any Employee, whether or not insured or funded, pursuant to which OMNI or OMNI PRODUCTS has any material liability or constituting an employment or severance agreement or arrangement with any officer or director of OMNI or OMNI PRODUCTS.

     6.21.2 To OMNI or OMNI PRODUCTS Knowledge, they have established and maintained in all material respects each Employee Plan and Benefit Arrangement in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code; and any third party trustee has complied in all material respects in the maintenance of each Employee Plan and Benefit Arrangement with all applicable laws and requirements. To OMNI or OMNI PRODUCTS Knowledge, neither OMNI nor OMNI PRODUCTS nor any of their employees, nor any other disqualified person or party-in-interest with respect to any Employee Plan, has engaged directly or indirectly in any "prohibited transaction," as such term is defined in
     Section 4975 of the Code or Section 406 of ERISA, with respect to which OMNI or OMNI PRODUCTS could have or has any material liability.

     6.21.3 There are no pending or, to OMNI or OMNI PRODUCTS Knowledge, threatened proceedings by any Employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan or Benefit Arrangement, the assets held thereunder, the trustee of any such assets, or OMNI or OMNI PRODUCTS relating to any of the Employee Plans, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending, or to OMNI or OMNI PRODUCTS Knowledge, threatened proceedings by any governmental authority of or against any Employee Plan or Benefit Arrangement, the trustee of any assets held thereunder, or OMNI or OMNI PRODUCTS relating to any of the Employee Plans or Benefit Arrangements.

     6.21.4 OMNI has made all required contributions under each Employee Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the OMNI Financial Statements.

     6.21.5 The Merger (either alone or together with any additional or subsequent events) does not constitute an event under any Employee Benefit Plan, Benefit Arrangement or individual employee contract that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employee.

     6.21.6 To OMNI's Knowledge, no amounts paid or payable by OMNI or OMNI PRODUCTS to or with respect to any Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

6.22 Environmental Matters. OMNI and OMNI PRODUCTS have complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "hazardous material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the real property owned by OMNI or OMNI PRODUCTS in which any hazardous material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any hazardous material into, upon, or over the real property owned by OMNI or OMNI PRODUCTS or into or upon ground or surface water on the real property owned by OMNI or OMNI PRODUCTS. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of the property owned by OMNI or OMNI PRODUCTS or into other assets of OMNI or OMNI PRODUCTS, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on that real property.

6.23 Accuracy of Representations and Warranties. No representation or warranty by OMNI in this Agreement and no statement by OMNI or OMNI PRODUCTS, by any executive officer or other person on behalf of OMNI contained in any schedule, document, certificate, or other writing specified in this Agreement, including without limitation, OMNI's Disclosure Schedule, contains (or will contain when made) any untrue statement of material fact, or omits (or will omit when made) to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were (or will be) made, not misleading or to fully provide the information required to be provided in the schedule, document, certificate, or other writing.

6.24 Powers of Attorney. OMNI has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

6.25 Securities Act. OMNI understands that the New CMD Common Stock, New CMD Preferred Stock and Substitute Options to be received by its shareholders have not been, and will not be, registered under any federal or state securities laws and are being offered and exchanged in reliance upon federal and state exemptions for transactions not involving any public offering. As a consequence, recipients will be unable to sell their CMD stock unless and until the securities are subsequently registered under the appropriate federal and state securities laws or an exemption from such registration is available. Accordingly, recipients must bear the economic risk of holding their CMD stock for an indefinite period of time.

6.26 Conflicts. The execution and delivery of this Agreement do not, and the consummation of this Merger will not, (a) violate any provision of OMNI's articles of incorporation or bylaws; (b) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of OMNI or OMNI PRODUCTS pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree to which OMNI or OMNI PRODUCTS is a party or by which either is bound; (c) result in the termination of any license, franchise, lease, or permit to which OMNI or OMNI PRODUCTS, is a party or by which OMNI or OMNI PRODUCTS, is bound; or (d) violate or conflict with any other restriction of any kind or character to which OMNI or OMNI PRODUCTS is subject.

6.27 Financial Advisors. Except for Dynasty Capital Corporation ("Dynasty"), and its sub-agents, who have provided services to all parties to this transaction, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of OMNI. No fees, commissions or other compensation will be payable to Dynasty in connection with the closing of this Merger except as set forth in the engagement letter between Dynasty and OMNI dated February 7, 1997.

7 OAI'S Representations and Warranties

     Except as disclosed in the OAI  Disclosure  Schedule (as defined in Section
12) delivered concurrently herewith, OAI hereby represents and warrants to OMNI, as of the date hereof, as follows:

7.1 "OAI's Knowledge" as used herein means the actual knowledge of OAI's current executive officer John E. Hart without any inquiry.

7.2 Authority and Binding Effect.

     7.2.1 OAI has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder.

     7.2.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by OAI's Board of Directors. No other corporate proceedings on the part of OAI are necessary to authorize this Agreement and the transactions contemplated hereby.

     7.2.3 At their execution, this Agreement, and each of the other agreements, documents, instruments or certificates contemplated by this Agreement or to be executed by OAI in connection with the consummation of this Agreement (OAI Documents) will be duly authorized, executed and delivered by OAI and (assuming the due authorization, execution and delivery by the other parties) this Agreement constitutes, and the OAI Documents when so delivered will constitute legal, valid and binding obligations of OAI, enforceable against OAI in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     7.2.4 OAI is not subject to or obligated under (a) any charter or bylaw, or
     (b) any indenture, loan document provision or any other contract, permit, order, lease, instrument, statute, law, ordinance, rule or regulation applicable to OAI or its properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), as a result of any aspect of the Merger or this Agreement.

8 CMD'S Representations and Warranties

     Except as disclosed in the CMD  Disclosure  Schedule (as defined in Section
12) delivered concurrently herewith, CMD hereby represents and warrants to OMNI, as of the date hereof, as follows:

8.1 "CMD's Knowledge" as used herein means the actual knowledge of CMD's current executive officers Ronald J. Gangemi and John E. Hart without any inquiry.

8.2 Organization and Good Standing. CMD and OAI are each duly organized, validly existing, and in good standing under the laws of Delaware and Oregon respectively, and have the corporate power to own all of their properties and assets and to carry on their business as it is now being conducted. CMD, and OAI are each duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary under applicable law, except where the failure to be so qualified will not have a Material Adverse Effect. Section 8.2 of the CMD Disclosure Schedule sets forth a true, correct and complete list of the jurisdictions in which CMD or OAI, is qualified or authorized to do business as a foreign corporation.

8.3 Authority and Binding Effect.

     8.3.1 CMD has the corporate power to execute and deliver this Agreement and to carry out its obligations hereunder.

     8.3.2 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by CMD 's Board of Directors. No other corporate proceedings on the part of CMD are necessary to authorize this Agreement and the transactions contemplated hereby.

     8.3.3 At their execution, this Agreement, and each of the other agreements, documents, instruments or certificates contemplated by this Agreement or to be executed by CMD in connection with the consummation of this Agreement

     (CMD Documents) will be duly authorized, executed and delivered by CMD and (assuming the due authorization, execution and delivery by the other parties) this Agreement constitutes, and the CMD Documents when so delivered will constitute legal, valid and binding obligations of CMD, enforceable against CMD in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

     8.3.4 CMD is not subject to or obligated under (a) any charter or bylaw, or
     (b) any indenture, loan document provision or any other contract, permit, order, lease, instrument, statute, law, ordinance, rule or regulation applicable to CMD or its properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), as a result of any aspect of the Merger or this Agreement.

8.4 Capital Structure. CMD's authorized capital stock consists of 10,000,000 shares of common stock, $.01 par value, of which 2,108,145 shares are issued and outstanding and 5,000,000 shares of preferred stock, $.01 par value, of which 810,000 shares are issued and outstanding. All issued and outstanding shares have been validly issued in full compliance with all federal and state securities laws, are fully paid and nonassessable, and have voting rights. As of the date hereof, there are no bonds, debentures, notes or other evidences of indebtedness having the right to vote on any matters on which CMD's shareholders may vote issued or outstanding. Except as described in Section 8.4 of the CMD Disclosure Schedule, there are no outstanding subscriptions, options, calls or other rights, warrants, convertible securities, or other agreements or commitments obligating CMD to issue or to transfer from treasury any additional shares of its capital stock of any class. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to CMD.

8.5 CMD Subsidiary OAI. OAI is CMD's only subsidiary. OAI's authorized capital stock consists of 10,000,000 shares of common stock, without par value, of which 100 shares are issued and outstanding. CMD owns all the outstanding shares of capital stock of OAI and, except for the securities listed in Section 8.5 of the CMD Disclosure Schedule, neither CMD nor OAI has any outstanding investment in or advance of cash to any company other than CMD or OAI. There are no outstanding rights or options to acquire, or any outstanding securities convertible into, stock of any class of OAI.

8.6 Financial Statements.

     8.6.1 CMD has previously furnished to OMNI true and correct copies of (a) its audited consolidated balance sheets as of September 30, 1995 and 1996,
     (b) the related audited consolidated statements of income, shareholders' equity and cash flow for the two years ending September 30, 1995 and 1996 (including all audit opinions and all notes accompanying such statements),
     (c) an unaudited  consolidated  balance sheet as of December 31, 1996,  and
     (d) the unaudited related consolidated statements of income, shareholders' equity and cash flow for each of the quarterly and fiscal year to date periods ending on that date. All of the balance sheets and statements described in (a) through (d) are referred to collectively in this Agreement as the CMD Financial Statements.

     8.6.2 The CMD Financial Statements are in accordance with the books and records of CMD and fairly present, in all material respects, the financial position, results of operations and cash flows of CMD as of the dates and for the periods indicated, in each case in conformity with GAAP consistently applied, except (a) as otherwise indicated in such CMD Financial Statements and, (b) in the case of unaudited CMD Financial Statements, subject to normal year-end adjustments, the absence of footnotes and other disclosures associated with an audited report. The audited CMD Financial Statements provide fully for all material fixed and non-contingent liabilities of CMD and disclose or provide fully for all material contingent liabilities of a type required to be disclosed or provided for in financial statements in accordance with GAAP.

     8.6.3 CMD does not have any liabilities or obligations (absolute, accrued, contingent or otherwise), which are material to CMD and which are not disclosed or provided for in the CMD Financial Statements, other than liabilities and obligations incurred between December 31, 1996 and the date hereof in the ordinary course of business of CMD consistent with past practice and except as otherwise disclosed in this Agreement and Section
     8.6.3 of the CMD Disclosure Schedule. There is no basis for any such liability against CMD, whether absolute, accrued, contingent or otherwise, which is or would have a Material Adverse Effect, not reflected in the CMD Financial Statements.

8.7 Title to Assets. Except for the Gish Stock, and except for the lien for any current taxes or assessments not yet delinquent, CMD owns free and clear of any Liens, all the property reflected on its books at December 31, 1996 and all property acquired since that date, except such property as has been disposed of in the ordinary course of business consistent with prior practices of CMD or with OMNI's written consent. For purposes of this paragraph, a disposition of any single asset

(other than Gish Stock) carried on the books of CMD at more than $50,000 will be considered to be a disposition not in the ordinary course of business.

8.8 Real Estate.

     8.8.1 Section 8.8.1 of the CMD Disclosure Schedule contains a true, complete and correct list of CMD's real estate interests ("CMD Real Property"). As applicable (a) CMD has title to the CMD Real Property currently owned by it, (b) CMD enjoys peaceful and undisturbed possession of the CMD Real Property currently leased by it, (c) the interest of CMD in the CMD Real Property is not subject to any commitment for sale or use by any person other than CMD, (d) the interests of CMD in the CMD Real Property are not subject to any Lien which in any material respect interferes with or impairs the value, transferability or present and continued use thereof in the usual and normal conduct of CMD business, (e) to the Knowledge of CMD, its use of the CMD Real Property is in compliance in all material respects with all applicable zoning laws, and (f) to the Knowledge of CMD, the CMD Real Property, and each user thereof, is in compliance in all material respects with all applicable building codes and other laws (other than zoning laws).

     8.8.2 There are no condemnation or eminent domain proceedings pending or, to the Knowledge of CMD, contemplated or threatened, against the CMD Real Property or any part thereof, and CMD has no Knowledge of any intention of any governmental authority to take or use the CMD Real Property or any part thereof. There are no existing or, to CMD's Knowledge, contemplated or threatened, general or special assessments affecting CMD's interests in the CMD Real Property or any portion thereof. CMD has not received notice of any pending or threatened proceeding before any governmental authority which relates to the ownership, maintenance, use or operation of CMD's interest in the CMD Real Property, nor does CMD have Knowledge of any fact which might give rise to any such proceeding.

     8.8.3 The buildings and improvements on the CMD Real Property (including without limitation, the heating, air conditioning, mechanical, electrical and other systems used in connection therewith) are in a reasonable state of repair.

     8.8.4 To the Knowledge of CMD, the buildings, structures and improvements on each parcel of the CMD Real Property lie entirely within the boundaries of such CMD Real Property as specified in the applicable legal description set forth in Section 8.8.1 of the CMD Disclosure Schedule, and no structures of any kind encroach on such CMD Real Property.

     8.8.5 To the Knowledge of CMD, each parcel of the CMD Real Property has direct and unobstructed access to adequate electric, gas, water, sewer and telephone lines.

8.9 Tenant Leases and Service Contracts

     8.9.1 Section 8.9.1 of the CMD Disclosure Schedule contains a true, complete and correct list of CMD's leases and a current rent roll which are complete, true, and accurate, and are presented in a manner that is not misleading.

     8.9.2 All leases are in full force and effect with rents paid currently.

     8.9.3 There is no default by CMD or, to CMD's knowledge, by any of the tenants under the leases, and there have been no verbal changes and no concessions granted with respect to the leases or tenants under the leases.

     8.9.4 There are no service or maintenance contracts to which CMD is a party.

     8.9.5 As of the Effective Time, CMD's interest in tenant leases and rentals due or to become due thereunder will not be subject to any assignment, encumbrance, or liens.

     8.9.6 No leasing or brokerage fees or commissions of any nature whatsoever shall become due or owing to any person, firm, corporation, or entity after closing with respect to the current tenant leases.

     8.9.7 The CMD Real Estate operating statements provided to OMNI are true and accurate in all material respects.

8.10 Bank Accounts. Section 8.10 of the CMD Disclosure Schedule contains (a) a true, complete and correct list of all bank accounts and safe deposit boxes maintained by CMD and all persons entitled to draw thereon, to withdraw therefrom or with access thereto, (b) a description of all lock box arrangements for CMD, (c) a true, complete and correct list of all powers of attorney executed by CMD.

8.11 Title to Gish Stock. CMD is the lawful owner of approximately 180,000 shares of common stock in Gish Biomedical, Inc. issued to it in a sale of assets transaction which closed April 17, 1996 ("Gish Stock"). The Gish Stock has been registered for sale pursuant to a registration statement effective November 22, 1996, and is freely tradeable, subject to compliance with the Securities Act. CMD has, and at the Effective Time, as to any shares unsold, will have, good, valid and marketable title to the Gish Stock, free and clear of all Liens, with full right and lawful authority to sell and transfer the Gish Stock (subject to compliance with the Securities Act).

8.12 Inventory. The December 31, 1996 balance sheet, accurately reflects that CMD had no inventory at that date. It has not acquired any inventory since that balance sheet date.

8.13 Accounts Receivable. Section 8.13 of the CMD Disclosure Schedule contains a complete and accurate schedule of the accounts receivable of CMD as of December 31, 1996, as reflected in the consolidated balance sheet on that date, together with an accurate aging of those accounts. Those accounts receivable, and all accounts receivable of CMD created after that date, arose from valid sales in the ordinary course of business.

8.14 Intellectual Property. Section 8.14 of the CMD Disclosure Schedule contains a complete and accurate schedule of the intellectual property of CMD as of the date of this Agreement. CMD does not need licenses or other rights to use, intellectual property for its business as now conducted by it.

8.15 Taxes.

     8.15.1 CMD has duly filed all tax returns required to be filed since its date of incorporation with any governmental authority and all such tax returns were correct and complete in all material respects.

     8.15.2 CMD has paid in full all taxes required to be paid by CMD for periods occurring since its date of incorporation and no deficiencies, to the Knowledge of CMD, will be assessed with respect thereto for any such period (through December 31, 1996).

     8.15.3 All taxes which CMD has been required to collect or withhold since its date of incorporation have been duly collected or withheld and, to the extent required when due, have been or will be duly paid to the proper governmental authority.

     8.15.4 The tax returns of CMD have not been examined by any governmental authority for any period since its date of incorporation, there are no audits known by CMD to be pending of its tax returns, and there are no claims which have been or, to CMD's Knowledge, may be asserted relating to its tax returns filed for any year since its date of incorporation.

     8.15.5 CMD is not a party to any tax-sharing agreement or similar arrangement with any other party.

     8.15.6 There are no federal, state, local or foreign tax liens upon any of the properties or assets of CMD and there are no unpaid taxes which are or could become a lien on the properties or assets of CMD, except for current taxes not yet due and payable.

     8.15.7  There have been no waivers of statutes of  limitations  by CMD with
     respect  to  any  governmental   authority  responsible  for  assessing  or
     collecting taxes.

     8.15.8 Correct and complete copies of all tax returns of CMD since its date of incorporation requested by OMNI or any authorized representative have been, or will be, provided to OMNI.

     8.15.9 CMD has not agreed or been  required  to make any  adjustment  under
     Section 481(a) of the Code by reason of a change in accounting method or otherwise, except for adjustments under Section 481(a) which have been fully recognized on or before the Closing Date.

     8.15.10 For the purpose of this Agreement, any income, excise, franchise, sales, use, transfer, payroll, personal property, real property, occupancy or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related addition to tax, interest or penalty thereon, of any governmental authority, is referred to as a "tax." For purposes of this Agreement, "tax return" refers to any type of return or report required to be filed as a result of any tax and any return or informational report required to be filed under the Internal Revenue Code including, but not limited to, IRS forms 941, 1099 and 5500.

8.16 Certain Transactions. No officer, director, or shareholder of CMD has any interest in any property, real or personal, tangible or intangible, including patents, copyrights, trademarks, or trade names, used in or pertaining to the business of CMD.

8.17 Product Warranties.

     8.17.1 A form of each product warranty relating to products manufactured or sold by CMD (other than products manufactured and sold to original equipment manufacturers for which negotiated product warranties may have been given) at any time during the three-year period preceding the date of this Agreement is attached to or set forth in Section 8.17.1 of the CMD Disclosure Schedule.

     8.17.2 Section 8.17.2 of the CMD Disclosure Schedule sets forth a true and complete list of (a) all products manufactured, marketed or sold by CMD that have been recalled or withdrawn (whether voluntarily or otherwise) at any time during the past three (3) years (for purposes of this Section, a product shall have been recalled or withdrawn if all or a significant number of products in a product line were recalled or withdrawn) and (b) to CMD's Knowledge, all proceedings (whether completed or pending) at any time during the past three (3) years seeking the recall, withdrawal, suspension or seizure of any product sold by CMD.

8.18 Absence of Changes. Since December 31, 1996 there has not been:

     8.18.1 Any change in the business, results of operations, assets, financial condition, or manner of conducting the business, or any disposition of assets, of CMD or OAI other than changes or dispositions in the ordinary course of business, none of which has had an adverse effect on the business, results of operations, assets, financial condition, or prospects of CMD or OAI;

     8.18.2 Any damage, destruction, or loss (whether or not covered by insurance) having a Material Adverse Effect on any aspect of the business or operations of CMD or OAI;

     8.18.3 Any direct or indirect redemption or other acquisition by CMD of any of CMD's shares of capital stock of any class, or any declaration, payment or setting aside for payment of any dividend or other distribution (whether in cash, stock or property) of CMD's capital stock of any class;

     8.18.4 Any increase in the compensation payable or granting of bonuses payable or to become payable by CMD to any officer or employee whose 1996 calendar-year compensation (salary plus bonus) exceeded $50,000, other than annual increases or bonuses consistent with the past practices of CMD or pursuant to the terms and provisions of the employee contracts and not exceeding, for any such officer or employee, ten percent (10%) of such officer's or employee's 1996 calendar-year compensation;

     8.18.5 Any employment, bonus, or deferred compensation agreement entered into between CMD or OAI and any of its directors, officers, or other employees or consultants;

     8.18.6 Any option to purchase, or other right to acquire, stock of any class of CMD granted by CMD to any person;

     8.18.7 Any issuance of capital stock of any class by CMD;

     8.18.8 Any labor trouble or claim of wrongful discharge or other unlawful labor practice or action involving any employee of CMD;

     8.18.9 Any indebtedness incurred by CMD or OAI for borrowed money or any commitment to borrow money entered into by CMD or any guaranty given by CMD or OAI; or

     8.18.10 Any amendment to CMD's articles of incorporation or bylaws.

8.19 Compliance with Permits, Applicable Laws and Agreements.

     8.19.1 Except to the extent there would not be a Material Adverse Effect, CMD has obtained all necessary permits, licenses, franchises, and other authorizations and has complied with all laws applicable to the conduct of its business in the manner and in the areas in which business is presently being conducted; and all such permits, licenses, franchises, and authorizations are valid and in full force and effect. CMD has not engaged in any activity that would cause revocation or suspension of any such permits, licenses, franchises, or authorizations; no action or proceeding contemplating the revocation or suspension of any of them is pending or threatened; and no approvals or authorizations will be required after the consummation of this Merger to permit Surviving Corporation to continue CMD's business as presently conducted.

     8.19.2 To CMD's Knowledge, the business of CMD has been and is being conducted in compliance with all laws, ordinances and regulations of all Governmental authorities, except for possible violations which individually or in the aggregate do not and would not have a Material Adverse Effect.

     8.19.3 To CMD's Knowledge there is no default (and no existing circumstance which, with notice or lapse of time, or both would constitute a default) under any agreement or instrument to which CMD is a party, whether or not such default has been waived, except for any such default which, alone or in the aggregate with other such defaults, would not have a Material Effect.

     8.19.4 To CMD's Knowledge, no consent of any third party is necessary or required for the consummation of the Merger or any action contemplated by this Agreement.

     8.19.5 Notwithstanding any provisions in this Agreement to the contrary, CMD has complied with all applicable securities laws in connection with the transaction contemplated by this Agreement.

8.20 Material  Contracts.  Other than those  contracts and agreements  listed in
Section 8.20 of CMD's Disclosure Schedule or in this Agreement, CMD is not a party to any material contracts or agreements.

8.21 Absence of Certain Payments. To the Knowledge of CMD, neither CMD nor any of its employees or other persons acting on behalf of any of them, or any affiliate of any of the foregoing, have with respect to the business of CMD (a) engaged in any activity, prohibited by the United States Foreign Corrupt Practices Act of 1977 or any other similar law, regulation or order of any governmental authority or (b) without limiting the generality of the preceding clause (c), used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to officials of any governmental authority. To the Knowledge of CMD, neither CMD nor or any of its shareholders, Employees or other persons acting on behalf of any of them, or any affiliate of any of the foregoing, has accepted or received any unlawful contributions, payments, gifts or expenditures.

8.22 Litigation and Proceedings. To CMD's Knowledge, there is no action, suit, proceeding or investigation pending or threatened to which CMD is a party which, either alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, nor is CMD or OAI a party to or subject to any judgment, decree, or order entered in any suit or proceeding brought by any governmental agency or by any other person, having, or which in the future could reasonably be expected to have, either alone or in the aggregate, any Material Adverse Effect.

8.23 Insurance.

     8.23.1 During each of the past three fiscal years, CMD has been adequately insured by financially sound and reputable insurers with respect to risks normally insured against and in amounts normally carried by companies similarly situated; all such policies are in full force and effect; all premiums due on such policies have been fully paid; and no notice of cancellation or termination has been received with respect to any policy.

     8.23.2 CMD has not experienced claims in excess of current insurance coverage, and the insurance will be kept in full force and effect through the Effective Time. Under the terms of the CMD insurance coverage, no carrier is allowed to impose retrospective premiums or other charges. To CMD's Knowledge, there will be no retrospective insurance premiums or charges on or with respect to any of the insurance for any period or occurrence through the date of this Agreement.

8.24 Labor and Employment Matters.

     8.24.1 Section 8.24.1 of the CMD Disclosure Schedule sets forth a true and complete list of all the following: (a) each "employee benefit plan," as such term is defined in Section 3(3) of ERISA (each an "Employee Plan"), and (b) each other plan, program, policy, contract or arrangement providing for bonuses, pensions, deferred compensation, stock or stock-related awards, severance pay, salary continuation or similar benefits, hospitalization, medical, dental or disability benefits, life insurance or other employee benefits, or compensation to or for any current or former officers, directors, employees, agents, or independent contractors of CMD ("Employees") or any beneficiaries or dependents of any Employee, whether or not insured or funded, pursuant to which CMD has any material liability or constituting an employment or severance agreement or arrangement with any officer or director of CMD. CMD has used its reasonable efforts to provide to OMNI with respect to each Employee Plan and Benefit Arrangement:
     (a) a true and complete copy of all written documents, including amendments, comprising such Employee Plan or Benefit Arrangement or, if there is no such written document, an accurate and complete description of such Employee Plan or Benefit Arrangement; (b) all Form 5500s or Form 5500-Cs (including all schedules thereto), if applicable; (c) the most recent financial statements and actuarial reports, if any; (d) the summary plan description currently in effect and all material modifications thereof, if any; and (e) the most recent IRS determination letter, if any; and (g) filings with the Department of Labor, including, but not necessarily limited to, "top hat" filings pursuant to Department of Labor Regulation Section 2520.104- 23, if any. Any such Employee Plans and Benefit Arrangements not so provided are not reasonably expected to have, either alone or in the aggregate, any Material Adverse Effect.

     8.24.2 To CMD's Knowledge, it has established and maintained in all material respects each Employee Plan and Benefit Arrangement in accordance with its terms and in material compliance with all applicable laws, including, but not limited to, ERISA and the Code; and any third party trustee has complied in all material respects in the maintenance of each Employee Plan and Benefit Arrangement with all applicable laws and requirements. To CMD's Knowledge, neither CMD nor any of its employees, nor any other disqualified person or party-in-interest with respect to any Employee Plan, has engaged directly or indirectly in any "prohibited transaction," as such term is defined in Section 4975 of the Code or
     Section 406 of ERISA, with respect to which CMD could have or has any material liability.

     8.24.3 CMD has no Employee Plan that is subject to Title IV of ERISA.

     8.24.4 There are no pending or, to CMD's Knowledge, threatened proceedings by any Employees or plan participants or the beneficiaries, spouses or representatives of any of them, against any Employee Plan or Benefit Arrangement, the assets held thereunder, the trustee of any such assets, or CMD relating to any of the Employee Plans, other than ordinary and usual claims for benefits by participants or beneficiaries. Furthermore, there are no pending, or to CMD's Knowledge, threatened proceedings by any governmental authority of or against any Employee Plan or Benefit

     Arrangement, the trustee of any assets held thereunder, or CMD relating to any of the Employee Plans or Benefit Arrangements.

     8.24.5 No Employee Plan has been the subject of an IRS or Department of Labor audit. There are no pending proceedings or, to CMD's Knowledge, threatened proceedings in which the "qualified" status of any Employee Plan is at issue and in which revocation of the determination letter has been threatened. Each such Employee Plan has not been amended or operated, since the receipt of the most recent determination letter, in a manner that would materially adversely affect the "qualified" status of the Employee Plan. No distributions have been made from any of the Employee Plans that would violate in any material respect the restrictions under Treas. Reg. Section 1.401(a)(4)-5(b), and none will have been made by the Closing Date. To CMD's Knowledge, there has been no termination, partial or otherwise, as defined in Section 411(d) of the Code and the regulations thereunder, of any Employee Plan.

     8.24.6 CMD has made all required contributions under each Employee Plan on a timely basis or, if not yet due, adequate accruals therefore have been provided for in the CMD Financial Statements.

     8.24.7 The Merger (either alone or together with any additional or subsequent events) does not constitute an event under any Employee Benefit Plan, Benefit Arrangement or individual employee contract that may result in any payment (whether of severance pay or otherwise), restriction or limitation upon the assets of any Employee Plan or Benefit Agreement, acceleration of payment or vesting, increase in benefits or compensation, or required funding, with respect to any Employee, or the forgiveness of any loan or other commitment of any Employee.

     8.24.8 To CMD's Knowledge, no amounts paid or payable by CMD to or with respect to any Employee will fail to be deductible for federal income tax purposes by reason of Section 280G of the Code.

     8.24.9 No Employees and no beneficiaries or dependents of Employees are or may become entitled under any Employee Plan or Benefit Arrangement to post-employment welfare benefits of any kind, including without limitation, death or medical benefits, other than coverage mandated by Section 4980B of the Code.

     8.24.10 The Employee Plans that are group health plans (as defined for the purposes of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA, and all regulations thereunder, (such provisions of law and regulations are hereinafter referred to as "COBRA")) have complied in all material respects at all times during the past three (3) years with requirements of COBRA to provide health care continuation coverage to qualified beneficiaries who have elected, or may elect to have, such coverage. CMD and its agents who administer any of the Employee Plans or Benefit Arrangements, have complied in all material respects at all times during the past three (3) years and will continue to comply in all material respects through the Effective Time, with the notification and written notice requirements of COBRA. There are no pending or, to CMD's Knowledge, threatened proceedings by any current Employee, former Employee, participants or by the beneficiary, dependent or representative of any such person, involving the failure of any Employee Plan or Benefit Arrangement or of any other group health plan ever maintained by CMD to comply with the health care continuation coverage requirements of COBRA.

     8.24.11 There are no agreements with, or pending petitions for recognition of, a labor union or an association as the exclusive bargaining agent for any of the Employees of CMD; no such petitions have been pending at any time within two years of the date of this Agreement, and, to CMD's Knowledge, there has not been any organizing effort by any union or other group seeking to represent any Employees of CMD as their exclusive bargaining agent at any time within two years of the date of this Agreement. There are no labor strikes, work stoppages or other labor troubles, other than routine grievance matters, now pending or, to CMD's Knowledge, threatened against CMD.

8.25 Environmental Matters. CMD and OAI have complied in all material respects with, and have not been cited for any violation of, federal, state, and local environmental protection laws and regulations; and no material capital expenditures will be required for compliance with any federal, state, or local laws or regulations now in force relating to the protection of the environment. As used in this paragraph, "hazardous material" means any hazardous or toxic substance, material, or waste that is regulated by any federal authority or by any state or local authority where the substance, material, or waste is located. There are no underground storage tanks located on the CMD Real Property in which any hazardous material has been or is being stored, nor has there been any spill, disposal, discharge, or release of any hazardous material into, upon, or over the CMD Real Property or into or upon ground or surface water on the CMD Real Property. There are no asbestos-containing materials incorporated into the buildings or interior improvements that are part of the CMD Real Property or into other assets of CMD or OAI, nor is there any electrical transformer, fluorescent light fixture with ballasts, or other equipment containing PCBs on the CMD Real Property.

8.26 Accuracy of Representations and Warranties. No representation or warranty by CMD in this Agreement and no statement by CMD or OAI, by any executive officer or other person or contained in any schedule, document, certificate, or other writing specified in this Agreement, including without limitation, CMD's Disclosure Schedule, contains (or will contain when made) any untrue statement of material fact, or omits (or will omit when made) to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were (or will be) made, not misleading or to fully provide the information required to be provided in the schedule, document, certificate, or other writing.

8.27 Powers of Attorney. CMD has no powers of attorney outstanding other than those issued in the ordinary course of business with respect to insurance, tax, and customs matters.

8.28 CMD SEC Reports.  Except as set forth in Section 8.28 of the CMD Disclosure
Schedule:

     8.28.1 CMD has timely filed all periodic reports and other filings with the SEC ("CMD SEC Reports") that are required to be filed pursuant to the Securities Act of 1933 ("Securities Act") and Exchange Act of 1934 ("Exchange Act");

     8.28.2 As of their respective dates, the CMD SEC Reports complied in all material respects with the requirements of the Securities Act or the Exchange Act as the case may be, and the rules and regulations of the SEC thereunder applicable to such CMD SEC Reports; and

     8.28.3 As of their respective dates, the CMD SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

8.29 Securities Act. CMD understands that the CMD series B preferred stock to be received by its shareholders has not been, and will not be, registered under any federal or state securities laws and are being offered and exchanged in reliance upon federal and state exemptions for transactions not involving any public offering. As a consequence, recipients will be unable to sell their CMD series B preferred stock, or the common stock into which it is convertible, unless and until the securities are subsequently registered under the appropriate federal and state securities laws or an exemption from such registration is available. Accordingly, recipients must bear the economic risk of holding their CMD stock for an indefinite period of time.

8.30 Conflicts. The execution and delivery of this Agreement do not, and the consummation of this Merger will not, (a) violate any provision of the articles of incorporation or bylaws of CMD; (b) violate any provision of, result in the acceleration of any obligation under, or result in the imposition of any lien or encumbrance on any asset of CMD pursuant to the terms of any mortgage, note, lien, lease, franchise, license, permit, agreement, instrument, order, arbitration award, judgment, or decree to which CMD is a party or by which it is bound; (c) result in the termination of any license, franchise, lease, or permit to which CMD is a party or by which it is bound; or (d) violate or conflict with any other restriction of any kind or character to which CMD is subject.

8.31 Financial Advisors. Except for Steven F. Rosendahl ("Rosendahl"), and his sub-agents, who have provided services to all parties to this transaction, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CMD. No fees, commissions or other compensation will be payable to Rosendahl in connection with the closing of this Merger except as set forth in the engagement letter between Rosendahl and CMD dated January 7, 1997.

9 Conditions to CMD's Obligations

         CMD 's obligation to consummate this Merger is subject to the satisfaction, on or before the Closing Date, of the following conditions:

9.1 Each of the acts and undertakings of OMNI to be performed on or before the Closing Date pursuant to the terms of this Agreement has been duly performed.

9.2 OMNI has furnished CMD with a copy, certified by OMNI's secretary, of (a) resolutions duly adopted by OMNI's board of directors authorizing and approving the execution and delivery of this Agreement, authorizing the consummation of the Merger and directing that the Merger be submitted to a vote of OMNI's shareholders, and (b) resolutions approving this Agreement and, duly approved by the Holders of at least such number of the outstanding shares of OMNI common stock as is required by law.

9.3 All the warranties of OMNI contained in this Agreement and in the OMNI Disclosure Schedule are true in every respect on the Closing Date, with the same effect as though such warranties had been made on that date, except for changes consistent with this Agreement; and CMD has received at the closing a certificate, dated the Closing Date and executed on behalf of OMNI by its CEO containing a warranty to that effect.

9.4 OMNI has furnished CMD with an opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP, counsel for OMNI, dated the Closing Date, substantially in the form attached as Appendix C.

9.5 CMD shall have received an opinion of Draneas and Gregores, P.C. to the effect that (a) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (b) each of CMD, OAI and OMNI will be a party to the reorganization within the meaning of
Section 368(b) of the Code; (c) no gain or loss will be recognized by OMNI, or OAI as a result of the Merger; (d) no gain or loss will be recognized by shareholders of OMNI as a result of the Merger with respect to the shares exchanged for CMD common shares or CMD preferred shares or as a result of the cancellation of the Escrow Shares; and (e) no gain or loss will be recognized by Holders of OMNI options upon the exchange of those options for Substitute Options or as a result of the adjustment of the Substitute Options as described in this Agreement. In rendering such opinions, Draneas and Gregores, P.C. may receive and rely upon representations contained in certificates of CMD, OAI, OMNI and others.

9.6 CMD has received, or has satisfied itself that it will receive, in form satisfactory to CMD , all necessary approvals of the transactions contemplated by this Agreement from authorities having any jurisdiction over the business of OMNI or OAI, so that OMNI may continue to carry on their business as presently conducted after consummation of this Merger; and no such approval and no license or permit granted to OMNI or OAI has been withdrawn or suspended.

9.7 All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of CMD, OMNI or OMNI PRODUCTS necessary to permit consummation of this Merger have been obtained.

9.8 This Agreement, or other appropriate documentation of the Merger, has been filed in the office of the Secretary of State or other office of each jurisdiction in which such filings are required for this Merger to become effective, or CMD has satisfied itself that all such filings will be or are capable of being made effective as of the Closing Date.

9.9 All outstanding  rights,  options,  and preferred stock of OMNI described in
Section 6.4 have been converted, canceled, or otherwise eliminated.

9.10 OMNI PRODUCTS shall have been merged into OMNI.

9.11 Since January 31, 1997, there has not been any material adverse change in the business, financial condition, liabilities (net of any corresponding increase in assets), or results of operations of OMNI, nor any disposition of material assets of OMNI except as listed in the OMNI Disclosure Schedule.

     10 Conditions to OMNI's Obligations

         OMNI's   obligation  to  consummate  this  Merger  is  subject  to  the satisfaction on or before the Closing Date of the following conditions:

10.1 Each of the acts and undertakings of CMD to be performed on or before the Closing Date pursuant to this Agreement has been duly performed.

10.2 CMD has furnished OMNI with written resignations of all of the current officers and members of the Board of Directors of CMD (other than John E. Hart) and corporate actions in a form acceptable to OMNI, to: (a) appoint to the CMD and OAI Board of Directors, four individuals selected by the Board of Directors of OMNI and (b) appoint each of the individuals listed in Section 1.6 hereof to the offices of CMD and OAI designated in Section 1.6.

10.3 This Agreement and the transactions contemplated hereby shall have been duly approved or ratified by the requisite Holders of OMNI's common stock, Preferred series A Stock and Preferred series B Stock in accordance with applicable provisions of the Oregon Revised Statutes, the articles of incorporation and bylaws of OMNI, and there shall be no liability greater than $50,000.00 payable by OMNI, CMD, or the Surviving Corporation as a result of the rights of Dissenter's Shares pursuant to section 60.551, et. seq. of the Oregon Revised Statutes.

10.4 As of the Closing Date, OMNI shall have received all permits and consents necessary or required for the consummation of the Merger.

10.5 CMD has furnished OMNI with a copy, certified by CMD's secretary, of (a) resolutions duly adopted by the board of directors of CMD and the board of directors of OAI authorizing and approving the execution and delivery of this Agreement and authorizing the consummation of the transactions contemplated by this Agreement, and (b) resolutions duly adopted by CMD as sole shareholder of OAI, adopting the plan of merger set forth in this Agreement.

10.6 All the warranties of CMD contained in this Agreement and in the CMD Disclosure Schedule are true in every respect on the Closing Date, with the same effect as though such warranties had been made on that date, except for changes consistent with this Agreement; and OMNI has received at the closing a certificate, dated the Closing Date and executed on behalf of CMD by its CEO, containing a warranty to that effect.

10.7 CMD has furnished OMNI with an opinion of Gary A. Agron, counsel for CMD, and/or other counsel for CMD reasonably acceptable to OMNI, dated the Closing Date substantially in the form attached as Appendix D.

10.8 OMNI shall have received an opinion of Draneas and Gregores, P.C. to the effect that (a) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (b) each of CMD, OAI and OMNI will be a party to the reorganization within the meaning of
Section 368(b) of the Code; (c) no gain or loss will be recognized by OMNI, or OAI as a result of the Merger; (d) no gain or loss will be recognized by shareholders of OMNI as a result of the Merger with respect to the shares exchanged for CMD common shares or CMD preferred shares or as a result of the cancellation of the Escrow Shares; and (e) no gain or loss will be recognized by Holders of OMNI options upon the exchange of those options for Substitute Options or as a result of the adjustment of the Substitute Options as described in this Agreement. In rendering such opinions, Draneas and Gregores, P.C. may receive and rely upon representations contained in certificates of CMD, OAI, OMNI and others.

10.9 OMNI has received, or has satisfied itself that it will receive, in form satisfactory to OMNI , all necessary approvals of the transactions contemplated by this Agreement from authorities having any jurisdiction over the business of CMD, so that CMD may continue to carry on their business as presently conducted after consummation of this Merger; and no such approval and no license or permit granted to CMD has been withdrawn or suspended.

10.10 All consents of other parties to the mortgages, notes, leases, franchises, agreements, licenses, and permits of CMD, OMNI, and OMNI Products necessary to permit consummation of this Merger have been obtained.

10.11 This Agreement, or other appropriate documentation of the Merger, has been filed in the office of the Secretary of State or other office of each jurisdiction in which such filings are required for this Merger to become effective, or OMNI has satisfied itself that all such filings will be or are capable of being made effective as of the Closing Date.

10.12 All outstanding CMD series A preferred stock described in Section 8.4 has been exchanged for CMD series B preferred stock.

10.13 Ronald J. Gangemi and John E. Hart shall have executed and delivered an agreement in form satisfactory to OMNI's counsel regarding the CMD series B preferred stock to be issued in exchange for the CMD series A preferred stock.

10.14 OMNI shall have received estoppel letters dated less than thirty days prior to the Closing Date from tenants of the CMD Real Estate in form satisfactory to OMNI .

10.15 OMNI shall be satisfied with environmental assessment (Level One) and contractor's report on the CMD real estate.

10.16 Since December 31, 1996, there has not been any material adverse change in the business, financial condition, liabilities (net of any corresponding increase in assets), or results of operations of CMD, nor any disposition of material assets of CMD except as listed in the CMD Disclosure Schedule.

10.17  Issuance  of  the  Substitute   Options  shall  be  authorized  under  an
appropriate CMD option plan. The form of option plan and authorization shall be satisfactory to OMNI.

10.18 OMNI has received, or has satisfied itself that it will receive, in form, at prices and on terms satisfactory to OMNI, directors and officers insurance coverage for members of its Board of Directors and officers who will become members of the Board of Directors or officers of OAI or CMD after the Closing Date of this Agreement.

10.19 CMD has provided satisfactory evidence to OMNI that the convertible promissory notes issued by CMD in a private placement offering in 1993 ("Notes") have been satisfied in full and that the deed of trust securing the Notes has been reconveyed and is not a lien on the CMD Real Property or, OMNI receives assurances from a title company, which assurances are satisfactory to OMNI in its sole discretion, that the deed of trust securing the Notes will be reconveyed and will not adversely affect sale of the CMD Real Property.

11 OMNI Disclosure Schedule

         The OMNI Disclosure Schedule is the schedule delivered to CMD setting forth certain information and exceptions to representations and warranties set forth in Section 6 of this Agreement. Except as otherwise expressly stated in the Disclosure Schedule, each matter disclosed in a Section of the OMNI Disclosure Schedule will be taken as relating only to that specific section of the OMNI Disclosure Schedule.

12 CMD Disclosure Schedule

         The CMD Disclosure Schedule and OAI Disclosure Schedule are the schedules delivered to OMNI setting forth certain information and exceptions to representations and warranties set forth in Sections 7 and 8 of this Agreement. Except as otherwise expressly stated in the CMD and OAI Disclosure Schedules, each matter disclosed in a section of the those Disclosure Schedules will be taken as relating only to that specific section of the Disclosure Schedules.

13 Investigation

         Before the Closing Date, each party to this Agreement may directly or through its representatives make such investigation of the assets and business of the other parties

(including confirmation of its cash, inventories, accounts, accounts receivable, and liabilities, and investigation of its titles to and the condition of its property and equipment) as it deems necessary or advisable. The investigation will not affect (a) the warranties contained or provided for in this Agreement,
(b) the parties' right to rely on those warranties, or (c) the parties' right to terminate this Agreement as provided in Section 18 Each party will allow the other parties and their representatives full access, at reasonable times after the date of execution of this Agreement, to its premises and to all its books, records, and assets, and its officers will furnish such financial and operating data and other information with respect to its business and properties as may be from time to time reasonably requested. Each party agrees not to disclose any confidential information obtained in the course of its investigation or use it for any purposes other than evaluation of the other parties with respect to the contemplated Merger.

14 Survival of Warranties and Indemnities

         The warranties and indemnities included or provided for in this Agreement or in any schedule or certificate or other document delivered pursuant to this Agreement will survive the Closing Date through April 30, 1998. No claim may be made under Sections 15, 16 and 17, unless written notice of the claim is given on or before July 15, 1998.

15 OMNI's Indemnities

Despite CMD 's investigations of OMNI before the Closing Date, and despite the fact that CMD may be considered satisfied about certain matters investigated by CMD, OMNI will indemnify, defend, and hold CMD and each of its subsidiaries harmless, pursuant to the indemnity procedure provided for in Section 17, from and against and will be liable to CMD for all losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses sustained by Surviving Corporation or CMD, that were caused by, arose as a result of, or arose with respect to any of the following:

15.1 Any inaccuracy in any warranty or any breach of any warranty of OMNI under this Agreement or any schedule, certificate, instrument, or other document delivered pursuant to this Agreement;

15.2 Any failure of OMNI duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by OMNI pursuant to this Agreement, and any schedule, certificate, agreement, or other document entered into or delivered pursuant to this Agreement; or

However, CMD and/or OAI will not be indemnified and held harmless unless and until such damages, losses, and expenses exceed, individually or in the aggregate, $10,000, in which event CMD and OAI will be indemnified and held harmless in full, pursuant to

Section 4 and the limitations thereof. All claims under this provision for indemnity will be made within the time period and in the manner provided for in Sections 14 and 17.

16 CMD's Indemnities

Despite OMNI 's investigations of CMD and OAI before the Closing Date, and despite the fact that OMNI and OMNI PRODUCTS may be considered satisfied about certain matters investigated by them, CMD will indemnify, defend, and hold OMNI and OMNI PRODUCTS harmless, pursuant to the indemnity procedure provided for in
Section  17,  from and  against  and  will be  liable  to OMNI  for all  losses, liabilities, costs, expenses, judgments, assessments, penalties, damages, deficiencies, suits, actions, claims, proceedings, demands, and causes of action, including but not limited to reasonable attorney fees, court costs, and related expenses sustained by Surviving Corporation, CMD, or OMNI that were caused by, arose as a result of, or arose with respect to any of the following:

16.1 Any inaccuracy in any warranty or any breach of any warranty of CMD under this Agreement or any schedule, certificate, instrument, or other document delivered pursuant to this Agreement;

16.2 Any failure of CMD duly to perform or observe any term, provision, covenant, or agreement to be performed or observed by CMD pursuant to this Agreement, and any schedule, certificate, agreement, or other document entered into or delivered pursuant to this Agreement; or

However, OMNI and OMNI PRODUCTS will not be indemnified and held harmless unless and until such damages, losses, and expenses exceed, individually or in the aggregate, $10,000, in which event OMNI and OMNI PRODUCTS will be indemnified and held harmless in full, pursuant to Section 3 and the limitations thereof. All claims under this provision for indemnity will be made within the time period and in the manner provided for in Sections 14 and 17.

17 Indemnity Procedure

17.1 Shareholder Agents. Before the Closing Date, the Directors of OMNI and CMD shall each appoint a Shareholder Agent. The Shareholder Agent appointed by the CMD directors shall be known as the CMD Shareholder Agent and shall represent the interests of the Holders of CMD stock, warrants and options at the Effective Time for purposes of the indemnity procedures. The Shareholder Agent appointed by the OMNI directors shall be known as the OMNI Shareholder Agent and shall represent the interests of the Holders of New CMD Common Stock, New CMD
Preferred Stock and CMD Substitute Options for purposes of the indemnity procedures. The Shareholder Agents shall each act as the agent of the respective shareholder groups for the purpose of receiving all notices, giving all approvals, and doing all other things and exercising all other rights they may have pursuant to this indemnity procedure.

17.2 Indemnity Claims. During the period for presentation of indemnity claims, either Shareholder Agent may present an indemnity claim certificate (Claim Certificate) to CMD and Surviving Corporation. The Claim Certificate shall:

     17.2.1 State that CMD, the Surviving Corporation or a subsidiary or successor of CMD or Surviving Corporation has paid or properly accrued or reasonably anticipates that it may have to pay or accrue damages, losses, or expenses which require indemnification pursuant to this Agreement, in an aggregate stated amount, and

     17.2.2 Specify in reasonable detail each individual item of actual or reasonably anticipated damage, loss, or expense included in the aggregate amount so stated, the date each item was paid or properly accrued or the basis for any anticipated liability, and the nature of the misrepresentation, breach of warranty, or claim to which each item is related.

17.3 Unliquidated Claims. Any indemnity claim which has not been liquidated or is not capable of specific determination as of the Adjustment Date is an Unliquidated Claim. If the Unliquidated Claim has not been reserved for on the consolidated financial statements of CMD and the Surviving Corporation, the then current management of CMD shall make a good faith determination, based on generally accepted accounting principles and the advice of its independent auditors whether the item or event which is the basis of the Unliquidated Claim is one which must be reserved for on the consolidated financial statements and if so, the amount of the required reserve. That amount, or if the Unliquidated Claim has already been reserved for on the consolidated financial statements of CMD and the Surviving Corporation, the amount of the reserve, shall be used as the amount of the Unliquidated Claim for purposes of Section 17.6. If the Unliquidated Claim is not one which must be reserved for on the consolidated financial statements, the amount shall be determined pursuant to the provisions of Sections 17.2, 17.4 and 17.5. Except for determining the amount of an
Unliquidated Claim which must be reserved for on the consolidated financial statements for purposes of Section 17.6, the provisions of Sections 17.2, 17.4 and 17.5 shall apply to Unliquidated Claims.

17.4 Objections to Indemnity Claims. At the time of delivery of the Claim Certificate to CMD and Surviving Corporation, a duplicate copy of the certificate will be delivered to each Shareholder Agent, and to the Escrow Agent. For a period of 15 days after delivery of the duplicate copies, no settlement of Escrow Shares shall be made. If no written statement of objection to the Claim Certificate is delivered to the filer of the Claim Certificate and the parties to whom copies were delivered, within the fifteen day period, the amount claimed will be deemed valid and used in calculation of indemnity liability and valuation adjustments pursuant to Sections 3,4,15 and 16..

17.5 Settlement of Disputed Claims; Arbitration. If a Shareholder Agent timely objects in writing to any indemnity claim made in any Claim Certificate, the Shareholder Agents, will attempt in good faith to agree on the rights and obligations of the respective parties regarding each disputed claim. If an agreement is reached, a memorandum setting forth the agreement will be prepared and signed by the Shareholder Agents and will be furnished to CMD and the Surviving Corporation. CMD and the Surviving Corporation and Escrow Agent will be entitled to rely on any such memorandum, and shall make disposition of Escrow Shares or distributions of additional CMD stock based on the terms of the memorandum. If no such agreement is reached within 15 days after the service of the objection either shareholder agent may demand arbitration of the matter; and in such event the American Arbitration Association will be asked to appoint one arbitrator to rule on the matter, such appointment to be in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. Any such arbitration will be held in Portland, Oregon, under the rules of the American Arbitration Association then in effect, except that the arbitration shall be held within sixty days of the appointment of the arbitrator and the arbitrator's decision shall be filed within thirty days of the conclusion of the arbitration hearing. The decision of the arbitrator about the validity and amount of any claim in the Claim Certificate will be binding and conclusive on the parties. Each party to the arbitration will pay its own expenses, and the fee of the arbitrator and the administrative fee of the American Arbitration Association will be paid by the party not prevailing in the arbitration, as determined by the arbitrator. Judgment on any award rendered by the arbitrator may be entered in any court having jurisdiction over the matter.

17.6 If there is a claim for indemnity payable, the dollar amount of the claim, as determined by the preceding sections, will be treated as an adjustment to the valuation of the party liable to provide indemnity and the provisions of Sections 3,4,15 and 16 will be utilized to determine the valuation adjustment and its effect.

17.7 Any notices or other communications to the shareholder agents required or permitted pursuant to the terms of this Section 17 will be sufficiently given if sent by registered or certified mail, postage prepaid, addressed to the CMD Shareholder Agent and to the OMNI Shareholder Agent at the respective addresses for notice for CMD and OMNI, or to such different address as designated pursuant to Section 22.

18 Termination of Agreement

18.1 This Agreement and the transactions contemplated under this Agreement may be terminated at any time before the Closing Date, either before or after the meeting of OMNI's shareholders:

     18.1.1 By mutual consent of CMD AND OMNI;

     18.1.2 By CMD, if there has been a material misrepresentation or a material breach of warranty in OMNI's warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

     18.1.3 By OMNI, if there has been a material misrepresentation or a material breach of warranty in CMD 's warranties set forth in this Agreement or in any schedule or certificate delivered pursuant to this Agreement;

     18.1.4 By either CMD or OMNI, if the conditions to their respective obligations set forth in this Agreement have not been satisfied or waived on or before April 30, 1997;

     18.1.5 By either CMD or OMNI, if the business, assets, or financial condition of the other party, taken as a whole, have been materially and adversely affected, whether by reason of changes, developments, or operations in the ordinary course of business or otherwise; and

     18.1.6 By either OMNI or CMD, if the  Closing  Date  referred to in Section
     1.2 has not occurred by April 30, 1997, or such later date as may be agreed upon in writing by the parties.

18.2 In the event that this Agreement is terminated pursuant to this Section for any reason except for material breach by either party of any representation, warranty, covenant or agreement set forth in this Agreement, all further obligations of the parties under this Agreement will terminate without further liability of any party to the other parties, except for the obligations of both parties under the last sentence in Section 13, Sections 18.2 and 18.3 and
Article 21 hereof; provided, however, despite anything in this Agreement to the contrary, that if OMNI fails to satisfy any of the conditions specified in
Section 9, CMD will nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement, and if CMD fails to satisfy any of the conditions specified in Section 10, OMNI will nonetheless have the right, in its discretion, to proceed with the transactions contemplated by this Agreement.

18.3 Any confidentiality agreement in effect between CMD and OMNI or OMNI PRODUCTS shall survive the execution of this Agreement and in the event of any conflict between the prior confidentiality agreement and this Agreement, the prior confidentiality agreement shall control. In the event of the termination of this Agreement for any reason, each party will return to the other all documents, work papers, and other materials (including copies) relating to the transactions contemplated in this Agreement, whether obtained before or after execution of this Agreement. Each party will not use any information so obtained for any purpose, and will take all practicable steps to have such information kept confidential.

18.4 In the event of the termination of this Agreement for any reason, other than breach of the Agreement, each party will bear its own costs and expenses, including attorney fees.

19 Obligations Prior to Closing

19.1 Neither CMD nor OMNI, without the consent of the other, will make any public announcement or issue any press release with respect to this Agreement or the transactions contemplated by it, which consent will not be unreasonably withheld.

19.2 OMNI will take all action necessary in accordance with applicable law and its articles of incorporation and bylaws to convene a meeting of its shareholders within fifteen days of the date of this Agreement to consider and vote upon the approval of the Merger. Subject to the fiduciary duties of OMNI's Board of Directors under applicable law as advised by counsel, the Board of Directors of OMNI shall recommend and declare advisable such approval and OMNI shall take all lawful action to solicit, and use all reasonable efforts to obtain, such approval. By agreement dated the date hereof (the "Voting Agreement"), a copy of which is attached hereto as Appendix E, the shareholders owning the requisite number of OMNI shares necessary to approve the Merger each have agreed to vote in the manner specified in the Voting Agreement. A correct and complete copy of the Voting Agreement has been delivered to CMD.

19.3 Except as provided in Sections 19.4 and 19.5 below, between the date of this Agreement and the closing date, OMNI and CMD will each operate their business only in the ordinary course and in a normal manner consistent with past practice. During this period, neither CMD nor OMNI will encumber any asset or enter into any transaction or make any commitment relating to its assets or business otherwise than in the ordinary course of its business (consistent with its prior practices), or take any action that would render inaccurate any representation or warranty contained in this Agreement or would cause a breach of any other covenant under this Agreement, without first obtaining the written consent of the other. However, subject to the provisions of Section 20.1, this Section does not restrict or impair CMD's rights to sell or encumber Gish Stock prior to the Effective Time on terms and conditions it, in its sole discretion, deems prudent.

19.4 The parties expect that, prior to the Effective Time, OMNI and OMNI PRODUCTS will convert existing options to purchase common stock of OMNI PRODUCTS to options to purchase common stock of OMNI and issue additional options to purchase common stock of OMNI pursuant to its existing option plans, as such option plans may be amended by OMNI to increase the number of shares available under the option plans.

19.5 The parties agree that, prior to the Effective Time, CMD will issue a stock option to purchase 50,000 shares of CMD common stock at $1.00 per share to John Hart.

20 Management of Gish Stock and CMD Real Estate

20.1 Prior to Closing. From execution of this Agreement through the Effective Time, CMD shall use its best efforts to convert Gish stock to cash giving due consideration to market conditions. CMD shall consult with OMNI concerning the process of liquidation.

20.2 Post Closing Investment Committee Selection. As of the Effective Time, a three person investment management committee shall be established with one person designated by the current directors of CMD, one person designated by the current directors of OMNI and a third person jointly selected by the two designees. If the person designated by either group of directors is, or becomes, unable or unwilling to serve, or resigns, the group of directors that designated that person shall select a replacement. If either group of directors has not designated a member of the investment committee within three business days following the Closing Date, the member selected by the other group of directors may designate two additional members of the investment committee or exercise all of the powers of the investment committee alone. If the two designated members of the investment committee are unable to agree on the third member within ten business days following the designation of the last of the two, the third member shall be selected by lot from one nominee submitted by each of the two members.

20.3 Investment Committee Authority. The Investment Committee shall use its best efforts to determine the parameters for price and volume for liquidation of the Gish stock and approve all brokerage arrangements. The Investment Committee shall determine the policy for operation and sale of the CMD Real Estate. All new leases, rental agreements, listing agreements, capital expenditures and sale agreements shall be approved by the Investment Committee.

20.4 Investment Committee Expenses. Expenses of any Investment Committee member will be reimbursed. Compensation to be paid to Investment Committee members, if any, shall be established by unanimous agreement of the Investment Committee. Investment Committee expenses and compensation shall be charged as applicable against the proceeds of Gish Stock sales for purposes of calculating available cash from Gish Stock or to Real Estate Operations Results.

                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

21 Governing Law; Successors and Assigns; Counterparts; Entire Agreement

         This Agreement:

21.1 Will be construed under and in accordance with the laws of the State of Oregon;

21.2 Will be binding on and will inure to the benefit of the parties to the Agreement and their respective successors and assigns;

21.3 May be executed in one or more counterparts, all of which will be considered one and the same Agreement, and will become effective when one or more counterparts will have been signed by each of the parties and delivered to CMD and OMNI; and

21.4 Embodies the entire agreement and understanding, superseding all prior agreements and understandings between OMNI and CMD relating to the subject matter of this Agreement.

22 Notices

         All notices, requests, demands, and other communications under this Agreement will be in writing and will be considered to have been duly given on the date of service if served personally on the party to whom notice is to be given, on the date of delivery by Federal Express or similar delivery service, or on the second business day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed as follows:

         To OMNI and OMNI PRODUCTS or Surviving Corporation addressed to:

         OMNI Products, Inc.
         Attention Michael L. DeBonny
         975 SE Sandy Blvd.
         Portland, OR 97214

         with copy to:

         Ater Wynne Hewitt Dodson & Skerritt, LLP
         Attention Steven Stadum
         222 S.W. Columbia Suite 1800
         Portland, OR 97201-6618

         To CMD and OAI addressed to:

         Creative Medical Development, Inc.
         Attention John E. Hart
         870 Gold Flat Road
         Nevada City, CA 95959

         with copy to:

         Gary A. Agron, Esq.
         5445 DTC Parkway, Ste. 520
         Englewood, CO 80111

         Any party may change its address for purposes of this paragraph by giving the other parties written notice of the new address in the manner set forth above.

23 Amendments.

         This Agreement may be amended only by the written agreement of all parties; provided, however, that if amended after the meeting of the shareholders of OMNI, the terms regarding the conversion and exchange ratio of OMNI's stock contained in Sections 2, 3, 4 and 5 will not be amended without the further approval of OMNI's shareholders as required by law.

         In witness whereof, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers, all as of the day and year first above written.

OMNI International Rail Products, Inc.      Creative Medical Development, Inc.,
an Oregon corporation                       a Delaware corporation


By                                          By
  ------------------------------------         ---------------------------------
Michael L. DeBonny, CEO                        Ronald J. Gangemi, CEO





                                            OMNI Acquisition, Inc.,
                                            an Oregon corporation

                                            By
                                              ----------------------------------